UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2012

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information contained in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Issue of Notes by WPD East Midlands

Pursuant to a subscription agreement, dated April 18, 2012, by and among Western Power Distribution (East Midlands) plc ("WPD East Midlands") and The Royal Bank of Scotland plc, Lloyds TSB Bank plc, RBC Europe Limited and Mizuho International plc (together the "Managers"), WPD East Midlands agreed to issue and the Managers agreed to subscribe for £100 million aggregate nominal value of 5.25% Senior Unsecured Notes due January 17, 2023 at 110.641 percent of aggregate nominal value ("the Notes").  The Notes are a second tranche issuance of the £600 million of 5.25% Senior Unsecured Notes due January 17, 2023 issued by WPD East Midlands in April 2011 pursuant to its £3 billion Euro Medium Term Note Program.  The key terms of the Notes are set out in the Final Terms signed by WPD East Midlands in connection with the issue on April 19, 2012 (the "Final Terms").  On April 19, 2012, WPD East Midlands issued the Notes and received proceeds of £110,898,159, net of fees paid to the Managers of the offering.  The net proceeds from the offering will be used by WPD East Midlands for general corporate purposes.  The Notes have been admitted to the official list of the UK Listing Authority and have been admitted to trading on the London Stock Exchange's Regulated Market.

A copy of the Final Terms is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.  The foregoing description is qualified in its entirety by reference to the actual terms of the exhibit filed herewith.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	1.1 -	Final Terms of WPD East Midlands £100,000,000 5.25% Notes due 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

Dated:  April 19, 2012